UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 12, 2006

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced on September 25, 2006 by Wind River Systems, Inc. (“Wind River”), Wind River received a Nasdaq Staff Determination notice dated September 19, 2006 informing Wind River that its securities were subject to delisting for failure to timely file its Quarterly Report on Form 10-Q for the period ended July 31, 2006. Wind River requested and was granted a hearing before the Nasdaq Listing Qualification Panel (the “Panel”). The hearing took place on November 9, 2006. At this hearing, Wind River presented its plan to regain compliance with Nasdaq filing requirements and a request was made to extend the period within which Wind River must file its Form 10-Q to come into compliance with the listing standards. Wind River is awaiting a decision by the Panel.

On December 12, 2006, Wind River received an additional Nasdaq Staff Determination notice stating that Wind River is not in compliance with the requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the inability to timely file Wind River’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2006. The additional Nasdaq Staff Determination notice indicated that the failure of Wind River to timely file its Form 10-Q for the quarter ended October 31, 2006 serves as an additional basis for delisting Wind River’s common stock from the Nasdaq Global Select Market. Wind River plans to present its views with respect to this additional deficiency to the Panel in writing no later than December 19, 2006. Wind River issued a press release on December 18, 2006 disclosing its receipt of this most recent notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is included herein.

Pending a decision by the Panel, Wind River’s shares will continue to be listed on the NASDAQ Global Select Market. There can be no assurance that the Panel will grant Wind River’s request to allow for the continued listing of Wind River’s Common Stock on the NASDAQ Global Select Market.

The above contains forward-looking statements, including those relating to the ability of Wind River to continue to list its shares on the NASDAQ Global Select Market, the ability of Wind River to timely present its views in writing to the Panel and a decision by the Panel. Words such as “will,” “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein. Factors that could cause or contribute to such differences include, but are not limited to: an adverse determination by the Nasdaq Listing Qualifications Panel, adverse findings in the investigation into Wind River’s historical stock option practices, delays in the investigation and the timing of other actions or events related to the Nasdaq letters or Wind River’s Quarterly Reports on Form 10-Q, as well as other factors detailed from time to time in the reports Wind River files with the Securities and Exchange Commission such as our Annual Report on Form 10-K for the fiscal year ended January 31, 2006, our Quarterly Reports on Form 10-Q and other filings with the SEC. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Text of Press Release issued by Wind River Systems, Inc. dated December 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2006	WIND RIVER SYSTEMS, INC.

	By:	/s/ Michael W. Zellner
Michael W. Zellner
Senior Vice President, Finance and Administration, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of Press Release issued by Wind River Systems, Inc. dated December 18, 2006